Exhibit 99.1

2004 Targets for Economic Value Added

($ in MM)

	Minimum	Target	Maximum
EVA Target Percentage	-2.0%	0.0%	2.0%
Economic Capital Invested	$11,496	$11,496	$11,496
Required Return on Capital at Target	$1,041	$1,041	$1,041
Economic Cash Flow	$811	$1,041	$1,271
EVA	($230)	$0	$230
Performance Percentage	0%	100%	200%

Notes:

  2004 Weighted Average Cost of Capital (WACC) set at 7.4%.
  Five-year WACC averages approximately 9.1%.
  Economic Value Added (EVA) represents Economic Cash Flow over the Required Return on Capital.
  All financials reflect the five-year average for the period 2000-2004.